EXHIBIT 4.1

ICE                                         Dan Windle          100 William Street
ICE Data Pricing & Reference Data, LLC      Vice President      New York, NY 10038
                                                                Tel. 212-438-4417
                                                                Frank.Ciccottojr@theice.com


                                 June 25, 2019


Invesco Capital Markets, Inc.
11 Greenway Plaza
Houston, Texas 77046-1173

The Bank of New York Mellon
2 Hanson Place, 12th Floor
Brooklyn, New York 11217
Unit Investment Trust Dept.


          Re:      Invesco Unit Trusts, Taxable Income Series 623
                   High Yield Corporate Trust, 4-7 Year Series 21

Gentlemen:

   We have examined Registration Statement File No. 333-228229 for the above mentioned trust. We hereby acknowledge that ICE Data Pricing & Reference Data, LLC is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the references to ICE Data Pricing & Reference Data, LLC as evaluator.

   In addition, we hereby confirm that the ratings indicated in the Registration Statement for the respective bonds comprising the trust portfolio are the ratings indicated in our KENNYBASE database as of the date of the evaluation report.

   You are hereby authorized to a file a copy of this letter with the Securities and Exchange Commission.

                                                                      Sincerely,

                                                                  /s/ DAN WINDLE
                                                                  --------------
                                                                      Dan Windle
                                                                  Vice President